Exhibit 3.1

AMENDED REGULATIONS

(As Amended April 30, 2025)

ARTICLE I

SHAREHOLDERS

SECTION 1. Annual Meeting. The annual meeting of shareholders of the Company for the election of directors, the consideration of reports made before the meeting, and the transaction of such other business as may be specified in the notice of the meeting or as may properly be brought before the meeting shall be held at the principal office of the Company in Orrville, Ohio, or at such other place either within or without the State of Ohio as may be designated by the Company’s Board of Directors (the “Board”) or by the Chair of the Board and specified in the notice of such meeting at such time as may be designated by the Board or by the Chair of the Board and specified in the notice of the meeting, on the second Wednesday of August or such other date specified in the notice of the meeting. The Board may postpone and reschedule any previously scheduled annual meeting of the shareholders.

SECTION 2. Special Meeting. Special meetings of the shareholders of the Company may be held on any business day, when called by the Chair of the Board, or by a majority of the members of the Board acting with or without a meeting, or by the persons who hold twenty-five percent of all the shares outstanding and entitled to vote thereat. Such meetings shall be called to convene between nine o’clock a.m. and four o’clock p.m. and shall be held in Cleveland, Ohio, unless the same is called by the Board, in which case such meetings may be held at any place either within or without the State of Ohio as may be designated by the Board and specified in the notice of such meeting. The Board may postpone and reschedule any previously scheduled special meeting of the shareholders.

SECTION 3. Notice of Meetings. Not less than ten (10) days before the date fixed for a meeting of shareholders, written notice of the time, place, and purposes of such meeting shall be given by the Secretary, or by the Assistant Secretary, or by any other person or persons required or permitted by law to give such notice. The notice shall be served upon or mailed to each shareholder entitled to vote at or to notice of the meeting who is of record as of the day next preceding the day on which notice is given or, if a record date thereafter is duly fixed, of record as of said date; if mailed, the notice shall be directed to the shareholders at their respective addresses as they appear upon the records of the Company. Notice of the time, place, and purpose of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder entitled to notice, which writing shall be filed with or entered upon the records of the meeting. The attendance of any shareholder at any such meeting without protesting the lack of proper notice shall be deemed to be a waiver of notice of such meeting.

SECTION 4. Quorum. Except as may be otherwise provided by law or by the Amended Articles of Incorporation of the Company (the “Articles of Incorporation”), at any meeting of the shareholders, the holders of shares entitled to exercise a majority of the voting power of the Company and present in person or by proxy shall constitute a quorum for such meeting; except that no action required by law or by the Articles of Incorporation or these Regulations to be taken by a specified proportion of the voting power of the Company or of any class of shares may be taken by a lesser proportion; and except that the holders of shares entitled to exercise a majority of the voting power of the Company represented thereat, whether or not a quorum is present, may adjourn such meeting from time to time if any meeting is adjourned to another time or place, no notice as to such adjourned meeting need be given other than by an announcement at the meeting at which such adjournment is taken.

SECTION 5. Proxies. Every proxy must be in a form permitted by chapter 1701 of the Ohio Revised Code. A shareholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Company of a verifiable notification of revocation or a later appointment. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Company.

SECTION 6. Voting. Except as may be otherwise provided by law, by applicable stock exchange regulations, by the Articles of Incorporation, or by these Regulations, all matters on which shareholders are entitled to vote will be decided by a majority of votes cast on each such matter, without regard to abstentions.

SECTION 7. Order of Business.

(a) The Chair of the Board, or such other officer of the Company designated by a majority of the total number of directors that the Company would have if there were no vacancies on the Board (such number being referred to as the “Whole Board”), will call meetings of shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board prior to the meeting, the presiding officer of the meeting of shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting including, without limitation, by imposing restrictions on the persons (other than shareholders of the Company or their duly appointed proxies) who may attend any such shareholders’ meeting, by ascertaining whether any shareholder or the shareholder’s proxy may be excluded from any meeting of shareholders based upon any determination by the presiding officer, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings of the meeting, and by determining the circumstances in which any person may make a statement or ask questions at any meeting of shareholders.

(b) At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before or made at an annual meeting, business and nominations must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Article I, Section 3 of these Regulations, or (ii) otherwise properly brought before the meeting by (A) the presiding officer or by or at the direction of a majority of the Whole Board, or (B) any shareholder of the Company who (1) was a shareholder of record at the time of giving of notice provided for herein and at the time of the annual meeting, (2) is entitled to vote at the annual meeting, (3) complies with the notice procedures set forth herein as to such business or nomination and (4) in the case of nominations of persons for election to the Board, complies in all respects with the requirements of Section 14 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, the requirements of Rule 14a-19 (as such rules and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission staff interpretations relating thereto). Except as expressly contemplated by Section 7(k) of this Article I, clause (ii)(B) hereof shall be the exclusive means for a shareholder to make nominations or submit other business.

(c) Without qualification, for any nominations or any other business to be properly brought before an annual meeting by a shareholder pursuant to Article I, Section 7(b)(ii)(B) the shareholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred (100) days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for giving of a shareholder’s notice as described above. To be in proper form, a shareholder’s notice (whether given pursuant to this Section 7(c) or Section 7(d) hereinafter) to the Secretary must (i) set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) (1) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, if any, (2) if such shareholder or beneficial owner, if any, is not a natural person, the identity of the natural person or persons associated with such shareholder or beneficial owner responsible for the formulation of and decision to propose the business to be brought before the annual meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such shareholder or beneficial owner, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by the other record or beneficial holders of the shares of any class or series of the Company and that reasonably could have influenced the decision of such shareholder or beneficial owner to propose such business to be brought before the annual meeting, and (3) if such shareholder or beneficial owner, if any, is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by the other record or beneficial holders of the shares of any class or series of the Company and that reasonably could have influenced the decision of such shareholder or beneficial owner to propose such business to be brought before the annual meeting, (B) (1) the class or series and number of shares of the Company which are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder has a right to vote any shares of any security of the Company, (4) any short interest in any security of the Company (for purposes hereof, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Company owned beneficially by such shareholder that are separated or separable from the underlying shares of the Company, (6) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (7) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date), (8) any direct or indirect interest of such shareholder in any contract with the Company, any affiliate of the Company (including any employment agreement, collective bargaining agreement or consulting agreement), or any principal competitor of the Company, (9) any pending or threatened litigation in which such shareholder is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, and (10) any material transaction occurring during the prior twelve months between such shareholder, on the one hand, and the Company, any affiliate of the Company or any principal competitor of the Company, on the other hand, (C) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder or beneficial owner, if any, (D) in the case of a notice of nomination delivered pursuant to Article I, Section 7(b)(ii)(B), a representation that such nominating shareholder or beneficial owner, if any, intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act, and (E) any other information relating to the shareholder or beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (ii) if the notice relates to any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business and (B) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, including a summary of any material discussions regarding the business proposed to be brought before the meeting between or among such shareholder and beneficial owner, if any, and any other such person or persons; (iii) set forth, as to each person, if any, whom the shareholder proposes to nominate for election or re-election to the Board (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to be named as a nominee in any proxy materials relating to the Company’s next annual meeting or special meeting, as applicable, and to serve as a director if elected) and (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (iv) with respect to each nominee for election or re-election to the Board, include a completed and signed questionnaire, representation and agreement required by Section 7(l) hereof. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

(d) Notwithstanding anything in the second sentence of Section 7(c) herein to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required herein shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(e) Intentionally deleted.

(f) At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) or (ii) otherwise brought before the meeting by the presiding officer or by or at the direction of a majority of the Whole Board.

(g) Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board or (ii) provided that the Board has determined that directors shall be elected at such meeting, by any shareholder of the Company who (A) is a shareholder of record at the time of giving notice provided for herein and at the time of the special meeting, (B) is entitled to vote at the meeting, and (C) complies with the notice procedures set forth in

Section 7(c) of this Article I as to such nomination. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the shareholder’s notice required by Section 7(c) of this Article I with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 7(l) of this Article I) shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(h) Only such persons who are nominated in accordance with the procedures set forth in this Article I, Section 7 shall be eligible to be elected at an annual or special meeting of shareholders of the Company to serve as directors and only such other business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article I, Section 7. Except as otherwise provided by law, the Articles of Incorporation or these Regulations, the person presiding at the meeting of shareholders shall have the power (i) to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article I, Section 7 and (ii) if any proposed nomination or other business was not made or proposed in compliance with this Article I, Section 7, to declare that no action shall be taken on such nomination or other proposal and that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding the foregoing provisions of this Article I, Section 7, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Company to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Article I, Section 7, to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders.

(i) For purposes of this Article I, Section 7, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(j) Notwithstanding the foregoing provisions of this Article I, Section 7, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Article I, Section 7; provided, however, that any references in these Regulations to particular provisions of the

Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements under the Exchange Act applicable to nominations or proposals as to any other business to be considered pursuant to this Article I, Section 7 but, in addition to satisfying any such requirements, compliance with this Article I, Section 7 shall be the exclusive means for a shareholder to make nominations or submit other business, as applicable (other than business properly brought before a meeting after inclusion in the proxy statement of the Board under and in compliance with Rule 14a-8 of the Exchange Act, as amended from time to time).

(k) Nothing in these Regulations shall limit any rights (i) of shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, or (ii) of the holders of any class or series of stock having a preference over the common stock of the Company as to dividends or upon liquidation to elect directors in accordance with the Articles of Incorporation. Nothing in these Regulations shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Company’s proxy materials, any nomination of director or directors or any other business proposal (but shareholders shall have such rights to the extent separately provided by Rules 14a-8 under the Exchange Act).

(l) To be eligible to be a nominee for election or reelection as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Article I, Section 7) to the Secretary at the principal executive offices of the Company a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf his nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) except to the extent specifically identified therein, would be in compliance, if elected as a director of the Company, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and trading policies and guidelines applicable to directors of the Company publicly disclosed to the date of such statement.

(m) A shareholder who has delivered a notice of nomination pursuant to Article I, Section 7(b)(ii)(B) shall promptly certify to the Company in writing that it has complied with the requirements of Rule 14a-19 under the Exchange Act and deliver no later than five (5) business days prior to the annual meeting or special meeting, as applicable, reasonable evidence that it has complied with such requirements.

(n) Notwithstanding anything to the contrary herein, unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (A) notifies the Company that such shareholder no longer intends to solicit proxies in support of director nominees other than the Company’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19, or (C) fails to provide reasonable evidence sufficient to satisfy the Company that such requirements have been met, such shareholder’s nomination(s) shall be deemed null and void and the Company shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.

SECTION 8. Proxy Access for Director Nominations.

(a) Whenever the Board solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Article I, Section 8, the Company shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board or any committee thereof, the name, together with the Required Information (as such term is defined below), of any person nominated for election to the Board by an Eligible Shareholder (as such term is defined in clause (d) of this Section 8) pursuant to and in accordance with this Section 8 (a “Shareholder Nominee”). For purposes of this Section 8, the “Required Information” that the Company will include in its proxy statement is (i) the information provided to the Secretary concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Company’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (ii) if the Eligible Shareholder so elects, a Supporting Statement (as such term is defined in clause (h) of this Section 8). For the avoidance of doubt, nothing in this Section 8 shall limit the Company’s ability to solicit against any Shareholder Nominee or include in its proxy materials the Company’s own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the Company pursuant to this Section 8. Subject to the provisions of this Section 8, the name of any Shareholder Nominee included in the Company’s proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the Company in connection with such annual meeting.

(b) In addition to any other applicable requirements, for a nomination to be made by an Eligible Shareholder pursuant to this Section 8, the Eligible Shareholder shall have given timely notice thereof (a “Notice of Proxy Access Nomination”) in proper written form to the Secretary and shall expressly request in the Notice of Proxy Access Nomination to have such nominee included in the Company’s proxy materials pursuant to this Section 8. To be timely, a Notice of Proxy Access Nomination shall be delivered to or mailed and received at the principal executive offices of the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Company first distributed its proxy statement to shareholders for the immediately preceding annual meeting of shareholders. In no event shall the adjournment or postponement of an annual meeting of shareholders, or the public disclosure thereof, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination as described above.

(c) The maximum number of Shareholder Nominees nominated by all Eligible Shareholders that will be included in the Company’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two (2) or (ii) twenty percent (20%) of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 8 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (20%) (such number, as it may be adjusted pursuant to this Section 8(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board after the Final Proxy Access Nomination Date but before the date of the annual meeting of shareholders and the Board resolves to reduce the size of the Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Company’s proxy materials as nominees recommended by the Board pursuant to an agreement, arrangement, or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement, or understanding entered into in connection with an acquisition of shares from the Company by such shareholder or group of shareholders), (ii) the number of incumbent directors in office as of the Final Proxy Access Nomination Date who were included in the Company’s proxy materials as Shareholder Nominees for any of the two (2) preceding annual meetings of shareholders (including any persons counted as Shareholder Nominees pursuant to the immediately succeeding sentence) and whose re-election at the upcoming annual meeting of shareholders is being recommended by the Board, and (iii) the number of persons for which the Company shall have received notice that a shareholder intends to nominate as a candidate for election to the Board at the annual meeting of shareholders pursuant to Article I, Section 7(c) of these Regulations, but only to the extent the Permitted Number after such reduction with respect to this clause (iii) equals or exceeds one. For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Shareholder for inclusion in the Company’s proxy materials pursuant to this Section 8 whom the Board determines to include in the Company’s proxy statement (whether as a Shareholder Nominee or otherwise) shall be counted as one of the Shareholder Nominees even if such individual’s nomination is subsequently withdrawn, disregarded, or declared invalid or ineligible, unless such withdrawal, disregard, or declaration of invalidity or ineligibility occurs before the date that is twenty-five (25) calendar days prior to the anniversary of the date that the Company first distributed its proxy statement to shareholders for the immediately preceding annual meeting of shareholders. Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the Company’s proxy materials pursuant to this Section 8 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 8 exceeds the Permitted Number. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 8 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 8 from each Eligible Shareholder will be selected for inclusion in the Company’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of the Company each Eligible Shareholder disclosed as Owned (as such term is defined in clause (e) of this Section 8) in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 8 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 8 from each Eligible Shareholder will be selected for inclusion in the Company’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(d) An “Eligible Shareholder” is a shareholder or group of no more than twenty (20) shareholders (counting as one shareholder, for this purpose, any two (2) or more funds that are part of the same Qualifying Fund Group (as such term is defined below)) that (i) has Owned continuously for at least three (3) years (the “Minimum Holding Period”) a number of shares of the Company that represents at least three percent (3%) of the outstanding shares of the Company as disclosed in the Company’s most recent periodic filing with the Securities and Exchange

Commission prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Company in accordance with this Section 8 (the “Required Shares”), (ii) continues to Own the Required Shares through the date of the annual meeting of shareholders, and (iii) meets all other requirements of this Section 8; provided, that if an Eligible Shareholder consists of or is proposed to consist of a permitted group of shareholders, then (x) only the least number of shares Owned by a given shareholder at any time during the Minimum Holding Period may be counted toward the Required Shares for purposes of the foregoing clause (i), and (y) the condition of the foregoing clause (ii) shall be considered satisfied only if each shareholder that is a member of such group of shareholders continues to Own through the date of the annual meeting of shareholders no less than the least number of shares Owned by such shareholder at any time during the Minimum Holding Period. A “Qualifying Fund Group” means two (2) or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer, or (iii) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Shareholder consists of a group of shareholders (including a group of funds that are part of the same Qualifying Fund Group), (i) each provision in this Section 8 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements, or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements, or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the Minimum Holding Period in order to meet the three percent (3%) Ownership requirement of the “Required Shares” definition), and (ii) a breach of any obligation, agreement, or representation under this Section 8 by any member of such group shall be deemed a breach by the Eligible Shareholder. No shareholder may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting of shareholders.

(e) For purposes of this Section 8, a shareholder shall be deemed to “Own” only those outstanding shares of the Company as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares, and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Company, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent, or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “Own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s Ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five (5) business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it will (A) promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Company’s proxy materials, and (B) continue to hold such recalled shares through the date of the annual meeting of shareholders, or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement which is revocable at any time by the shareholder. The terms “Owned,” “Owning,” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of the Company are “Owned” for these purposes shall be decided by the Board.

(f) To be in proper written form, a Notice of Proxy Access Nomination shall set forth or be accompanied by the following:

(i) a statement by the Eligible Shareholder (A) setting forth and certifying as to the number of shares it Owns and has Owned continuously throughout the Minimum Holding Period, (B) agreeing to continue to Own the Required Shares through the date of annual meeting of shareholders, and (C) indicating that it intends to continue to own the Required Shares for at least one (1) year following such annual meeting;

(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received at the principal executive offices of the Company, the Eligible Shareholder Owns, and has Owned continuously throughout the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five (5) business days after the later of the record date for the annual meeting of shareholders or the public announcement thereof, one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the record date;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv) the information, representations, agreements, and other documents that would be required to be set forth in or included with a nomination made pursuant to Article I, Section 7(c) and the written questionnaire and written representation and agreement of each Shareholder Nominee required by Article I, Section 7(l);

(v) a representation that the Eligible Shareholder (A) did not acquire, and is not holding, any securities of the Company for the purpose or with the intent of changing or influencing control of the Company, (B) has not nominated and will not nominate for election to the Board at the annual meeting of shareholders any person other than the Shareholder Nominee(s) it is nominating pursuant to this Section 8, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of shareholders other than its Shareholder Nominee(s) or a nominee of the Board, (D) has not distributed and will not distribute to any shareholder of the Company any form of proxy for the annual meeting of shareholders other than the form distributed by the Company, (E) has complied and will comply with all laws, rules, and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting of shareholders, and (F) has provided and will provide facts, statements, and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Company or out of the information that the Eligible Shareholder provided to the Company, (B) indemnify and hold harmless the Company and each of its directors, officers, and employees individually against any liability, loss, or damages in connection with any threatened or pending action, suit, or proceeding, whether legal, administrative, or investigative, against the Company or any of its directors, officers, or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section 8 or any solicitation or other activity in connection therewith, and (C) file with the Securities and Exchange Commission any solicitation relating to the meeting at which its Shareholder Nominee(s) will be nominated (other than such Eligible Shareholder’s Supporting Statement), regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation under Regulation 14A of the Exchange Act;

(vii) in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders, the designation by all group members of one member of the group that is authorized to receive communications, notices, and inquiries from the Company and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 8 (including withdrawal of the nomination); and

(viii) in the case of a nomination by an Eligible Shareholder consisting of a group of shareholders in which two (2) or more funds are intended to be treated as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the Company that demonstrates that the funds are part of the same Qualifying Fund Group.

(g) In addition to the information required or requested pursuant to Section 8(f) or any other provision of these Regulations, (i) the Company may require any proposed Shareholder Nominee to furnish any other information that (A) may reasonably be requested by the Company to determine whether the Shareholder Nominee would be independent under the rules and listing standards of the securities exchanges upon which the shares of the Company are listed or traded, any applicable rules of the Securities and Exchange Commission or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s directors (the “Independence Standards”), (B) could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee, or (C) may reasonably be requested by the Company to determine the eligibility of such Shareholder Nominee to be included in the Company’s proxy materials pursuant to this Section 8 or to serve as a director of the Company, and (ii) the Company may require the Eligible Shareholder to furnish any other information that may reasonably be requested by the Company to verify the Eligible Shareholder’s continuous Ownership of the Required Shares throughout the Minimum Holding Period and through the date of the annual meeting of shareholders.

(h) The Eligible Shareholder may, at its option, provide to the Secretary, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed five hundred (500) words for each Shareholder Nominee, in support of its Shareholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 8, the Company may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule, or regulation.

(i) In the event that any information or communications provided by an Eligible Shareholder or a Shareholder Nominee to the Company or its shareholders is not, when provided, or thereafter ceases to be, true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of any such defect and of the information that is required to correct any such defect. Without limiting the foregoing, an Eligible Shareholder shall provide immediate notice to the Company if the Eligible Shareholder ceases to Own at least the Required Shares at any time prior to the date of the annual meeting of shareholders. In addition, any person providing any information to the Company pursuant to this Section 8 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the annual meeting of shareholders, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date. For the avoidance of doubt, no notification, update, or supplement provided pursuant to this Section 8(i) or otherwise shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Company relating to any such defect (including the right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 8).

(j) Notwithstanding anything to the contrary contained in this Section 8, the Company shall not be required to include in its proxy materials, pursuant to this Section 8, any Shareholder Nominee (i) who would not be an independent director under the Independence Standards, (ii) whose election as a member of the Board would cause the Company to be in violation of these Regulations, the Article of Incorporation, the rules and listing standards of the securities exchanges upon which the shares of the Company are listed or traded, or any applicable law, rule, or regulation, (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Company or its shareholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(k) Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its agreements or representations or fails to comply with any of its obligations under this Section 8, or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the Company’s proxy materials pursuant to this Section 8, or dies, becomes disabled, or otherwise becomes ineligible or unavailable for election at the annual meeting of shareholders, in each case as determined by the Board or any committee thereof or the presiding officer of such annual meeting, (A) the Company may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting of shareholders, (B) the Company shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder, and (C) the presiding officer of such annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

(l) Any Shareholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 8 for the next two (2) annual meetings of shareholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any shareholder from nominating any person to the Board pursuant to Article I, Section 7(b)(ii)(B) of these Regulations.

(m) This Section 8 provides the exclusive method for a shareholder to include nominees for election to the Board in the Company’s proxy materials (other than with respect to Rule 14a-19 under the Exchange Act to the extent applicable with respect to the form of proxies).

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. Number and Term. The total number of directors of the Company which shall constitute the whole Board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the whole Board, provided that there shall not be less than nine (9) nor more than eleven (11) directors at any time. Each member of the Board shall be elected to hold office for a term expiring at the next annual meeting of the shareholders. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

SECTION 2. Vacancies. In the event of the occurrence of any vacancy or vacancies in the Board, however caused, including newly created directorships resulting from any increase in the authorized number of directors, only the remaining directors, though less than a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any such vacancy for the balance of the unexpired term.

SECTION 3. Organization Meeting. On the date of each annual meeting of the shareholders, the Board shall hold an organization meeting at the same place for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given.

SECTION 4. Regular Meetings. Regular meetings of the Board may be held at such times and places within or without the State of Ohio as may be provided for in Bylaws or resolutions adopted by the Board and upon such notice, if any, as shall be so provided.

SECTION 5. Special Meetings. Special meetings of the Board may be held at any time within or without the State of Ohio upon call by the Chair of the Board or any two directors. Notice of each such meeting shall be given to each director by letter or electronic communication or in person not less than three (3) days prior to such meeting, provided, however, that attendance of any director at any such meeting without protesting the lack of proper notice shall be deemed to be a waiver of notice of such meeting and such notice may be waived in writing, either before or after the invoking of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any organization, regular, or special meeting.

SECTION 6. Quorum. A quorum of the Board shall consist of a majority of other members of the Board then in office; provided that any organization meeting or other meeting duly held, whether a quorum is present or otherwise, may, by vote of a majority of the directors present at the meeting, adjourn from time to time and place to place without notice other than by announcement at the meeting. At each meeting of the Board at which a quorum is present, all questions and business shall be determined by a majority vote of those present except as in these Regulations otherwise expressly provided.

SECTION 7. Committees. The Board may at any time appoint from its members an Executive, Audit, Compensation, Nominating, or any other committee or committees, consisting of such number of members as the Board may deem advisable, each of which member shall hold office during the pleasure of the Board. Any such committee shall act only in the intervals between meetings of the Board and shall have such powers as may, from time to time, be delegated by the Board, except the power to fill vacancies in the Board or in any committee of the Board. Subject to the aforesaid exception, any person dealing with the Company shall be entitled to rely upon any act of, or authorization of an act by, such committee to the same extent as if such action had been taken or authorized by the Board. Each committee shall keep full and complete records of all meetings and actions, which shall be open to inspection by the Board. Unless otherwise ordered by the Board, any such committee may prescribe its own rules for calling and holding meetings, and for its own method of procedure, and may act by a majority of its members at a meeting or without a meeting by a writing signed by all of its members.

SECTION 8. Bylaws. The Board may adopt Bylaws for its own government, not inconsistent with the Articles of Incorporation or these Regulations.

ARTICLE III

OFFICERS

SECTION 1. Election and Designation of Officers. The Board, at its organization meeting, may elect a Chair of the Board and shall elect a President, one or more Vice Presidents, a Secretary, a Treasurer, and in its discretion, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers, and such other officers as the Board may deem necessary. The Chair of the Board shall be a director, but no one of the other officers need be a director. Any two or more of such offices, except those of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required to be executed, acknowledged or verified by two or more officers.

SECTION 2. Term of Office; Vacancies. The officers of the Company shall hold office until the next organization meeting of the Board and until their successors are elected, except in case of resignation, death, or removal. The Board may remove any officer at any time with or without cause by a majority vote of the Whole Board. A vacancy in any office, however created, may be filled by election by the Board.

SECTION 3. Chair of the Board. The Chair of the Board, if any, shall preside at all meetings of the Board and shall have such power and duties as may be prescribed by the Board.

SECTION 4. President. Subject to directions of the Board, the President shall have general executive supervision over the property, business, and affairs of the Company. He may execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company and shall have such other power and duties as may be prescribed by the Board.

SECTION 5. Vice Presidents. The Vice Presidents in the order designated shall perform all of the duties of the President in case of the absence or disability of the latter or when circumstance prevent the latter from acting, together with such other duties as the Board may prescribe. The power of such Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts, and other obligations in the name of the Company shall be coordinated with like powers of the President and any such instrument so executed by any of such Vice Presidents shall be as valid and binding as though executed by the President.

SECTION 6. Secretary. The Secretary shall keep the minutes of meetings of the shareholders and the Board. The Secretary shall keep such books as may be required by the Board, shall give notices of shareholders and directors meetings required by law, or by these Regulations, or otherwise, and have such other powers and duties as the Board may prescribe.

SECTION 7. Treasurer. The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations, and similar property belonging to the Company, and shall do with the same as may be ordered by the Board. The Treasurer shall keep accurate financial accounts and hold the same open for the inspection and examination of the directors. On the expiration of his term of office, the Treasurer shall turn over to his or her successor, or to the Board, all property, books, papers, and money of the Company in his or her possession.

SECTION 8. Other Officers. The Assistant Secretaries, Assistant Treasurers, if any, and any other officers that the Board may elect shall have such power and duties as the Board may prescribe.

SECTION 9. Delegation of Duties. The Board is authorized to delegate the duties of any officer to any other officer and generally to control the action of the officers and to require the performance of duties in addition to those mentioned herein.

ARTICLE IV

COMPENSATION

SECTION 1. Directors and Members of Committees. Members of the Board and members of any committees of the Board shall, as such, receive such compensation, which may be either a fixed sum for attendance at each meeting of the Board, or at each meeting of the committee, or stated compensation payable at intervals, or shall otherwise be compensated as may be determined by the Board or any committee or the Board, which compensation may be in different amounts for various members of the Board or any committee; provided, however, that no director shall receive compensation as such, or as a member of any committee who is receiving compensation on a full-time basis from the Company either as an officer or an employee. No member of the Board and no member of any committee of the Board shall be disqualified from being counted in the determination of a quorum at any meeting of either the Board or a committee of the Board by reason of the fact that matters affecting such director’s own compensation as a director, member or a committee of the Board, officer, or employee are to be determined, or shall be disqualified from acting other than on matters directly relating to any compensation payable solely to such member.

SECTION 2. Officers and Employees. The compensation of officers and employees of the Company, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board or any committee of the Board. Such compensation may be by way of fixed salary, or on the basis of earnings of the Company, or any combination thereof, or otherwise, as may be determined from time to time by the Board or any committee of the Board.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 1. Right of Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted or required by the Ohio General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article V with respect to Proceedings to enforce rights to indemnification, the Company shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board.

SECTION 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article V shall include the right to be paid by the Company the expenses (including, without limitation, attorneys’ fees and expenses) incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, if the Ohio General Corporation Law so requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (an “Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article V, Section 2 or otherwise. The rights to indemnification and to the Advancement of Expenses conferred in Sections 1 and 2 of this Article V shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

SECTION 3. Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this Article V is not paid in full by the Company within sixty (60) calendar days after a written claim has been received by the Company, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) calendar days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that, and (b) any suit brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Company shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Ohio General Corporation Law. Neither the failure of the Company (including its Board, independent legal counsel or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Ohio General Corporation Law, nor an actual determination by the Company (including its Board, independent legal counsel or shareholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder or brought by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article V or otherwise shall be on the Company.

SECTION 4. Non-Exclusivity of Rights. The rights to indemnification and to the Advancement of Expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

SECTION 5. Insurance. The Company may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Ohio General Corporation Law.

SECTION 6. Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the Advancement of Expenses to any employee or agent of the Company to the fullest extent of the provisions of this Article V with respect to the indemnification and Advancement of Expenses of directors and officers of the Company.

SECTION 7. Limitation of Liability.

(a) No person shall be found to have violated his or her duties to the Company as a director of the Company in any action brought against such director (including actions involving or affecting any of the following: (i) a change or potential change in control of the Company; (ii) a termination or potential termination of his or her service to the Company as a director; or (iii) his or her service in any other position or relationship with the Company), unless it is proven by clear and convincing evidence that the director has not acted in good faith, in a manner he or she reasonably believes to be in or not opposed to the best interests of the Company, or with the care that an ordinarily prudent person in a like position would use under similar circumstances. Notwithstanding the foregoing, nothing contained in this paragraph (a) limits relief available under Section 1701.60 of the Ohio Revised Code.

(b) In performing his or her duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by: (i) one or more directors, officers or employees of the Company whom the director reasonably believes are reliable and competent in the matters prepared or presented; (ii) counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person’s professional or expert competence; or (iii) a committee of the directors upon which he or she does not serve, duly established in accordance with the provisions of these Regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

(c) A director in determining what he or she reasonably believes to be in the best interests of the Company shall consider the interests of the Company’s shareholders and, in his or her discretion, may consider (i) the interests of the Company’s employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) community and societal considerations; and (iv) the long-term as well as short-term interests of the Company and its shareholders, including the possibility that these interests may be best served by the continued independence of the Company.

(d) A director shall be liable in damages for any action he or she takes or fails to take as a director only if it is proven by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Company or undertaken with reckless disregard for the best interests of the Company. Notwithstanding the foregoing, nothing contained in this paragraph (d) affects the liability of directors under Section 1701.95 of the Ohio Revised Code or limits relief available under Section 1701.60 of the Ohio Revised Code.

ARTICLE VI

RECORD DATES

The Board may fix a date, which shall not be a past date and which shall be not more than sixty (60) days preceding the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or (subject to contract rights with respect thereto) the date when any change or conversion or exchange of shares shall be made or go into effect, or the date as of which written consents, waivers, or releases are to be obtained from shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or any adjournments thereof, or entitled to receive payment of any such dividend, distribution, or allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares, or to execute consents, waivers, or releases, and in such case, only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meetings, or any adjournments thereof, or to receive payment of such dividend, distributions, or allotments of rights, or to exercise such rights, or to execute such consents, waivers, or releases, as the case may be, notwithstanding any transfer of any shares on the books of the Company after any record date fixed as aforesaid. The Board may close the books of the Company against transfers of shares during the whole or any part of such period, including the time of such meeting of the shareholders or any adjournments thereof.

ARTICLE VII

CERTIFICATES FOR SHARES

SECTION 1. Form of Certificates and Signatures. Certificates for shares shall be in such form as the Board may from time to time prescribe. Such certificates shall be signed by the Chair of the Board, or the President, or a Vice President, and by the Secretary, or an Assistant Secretary, or the Treasurer, or an Assistant Treasurer of the Company, and shall certify the number and class of shares held by the respective shareholders in such Company. When such certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Company may be facsimile, engraved, stamped, or printed. Although any officer of the Company whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate nevertheless shall be effective in all respects when delivered.

SECTION 2. Transfer of Shares. Shares of the Company shall be transferable upon the books of the Company by the holders thereof, in person, or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signature to such assignment and power of transfer as the Company or its agent may reasonably require.

Notwithstanding the foregoing, unless the conditions set forth in sections (B) through (E) of Article Seventh of the Articles of Incorporation have been satisfied, no transfer of shares of the Company to which such conditions were applicable shall be effective as to the Company, the transferor, or the transferee. Any Person (as such term is defined in paragraph (2) of Section (A) of such Article Seventh) who acquires or attempts to acquire shares of the Company in violation of such Article Seventh shall have no right to vote any of such shares of the Company on any manner to be submitted to the vote of the shareholders; in addition, those shares of the Company acquired in violation of such Article Seventh shall, at the option of the directors of the Company, be subject to redemption, in whole or in part, by the Company at a purchase price per share equal to the lesser of (a) the price paid by the Person in acquiring the shares of the Company in violation of such Article Seventh and (b) the arithmetic average of the daily closing sale prices for shares of the same class or series traded on a national securities exchange or in the over-the-counter market for the ten (10) trading days preceding (i) the date on which the Person, in violation of such Article Seventh, acquired the first of the shares of the Company or (ii), if applicable, the date on which the Person publicly announced his or her intention to acquire beneficial ownership of shares in a Control Share Acquisition (as such term is defined in such Article Seventh), whichever compensation produces the lower average.

ARTICLE VIII

AMENDMENT TO REGULATIONS

These Regulations may be amended (a) by the affirmative vote of the shareholders of record entitled to exercise a majority of the voting power on such proposal or (b) to the extent permitted by Chapter 1701 of the Ohio General Corporation Law, by the Board.